AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 2004.
                                                           REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               LEGEND MOBILE, INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                                        38-3399098
  (State or other jurisdiction of                       (I.R.S. Employer No.)
  incorporation or organization)                       Identification Number)


                              450 SOUTH WAGNER ROAD
                               ANN ARBOR, MI 48104
                                 (734) 389-0270
          (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

                              2004 CONSULTANT PLAN
                             2004 STOCK OPTION PLAN
                            (Full title of the Plans)

                                  PETER KLAMKA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               LEGEND MOBILE, INC.
                              450 SOUTH WAGNER ROAD
                               ANN ARBOR, MI 48104
                                 (734) 389-0270

            (Name, address and telephone number of agent of services)

                                 WITH COPIES TO:
                                HANK GRACIN, ESQ.
                               LEHMAN & EILEN LLP
                      50 CHARLES LINDBERGH BLVD., SUITE 505
                            UNIONDALE, NEW YORK 11553
                                 (516) 222-0888
                      (Name, address and telephone number)

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box |X|



                         CALCULATION OF REGISTRATION FEE


                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM     AGGREGATE      AMOUNT OF
              TITLE OF SECURITIES                              AMOUNT         OFFERING PRICE PER     OFFERING     REGISTRATION
               BEING REGISTERED                           TO BE REGISTERED          SHARE           PRICE (1)         FEE
Common Stock, par value $0.001 per share,                    6,000,000               $.25           $1,500,000      $190.05
under 2004 Consultant Option Plan
Common Stock, par value $0.001 per share,                    1,000,000               $.25            $250,000        $31.68
under 2004 Stock Option Plan
TOTAL                                                        7,000,000               $.25           $1,750,000      $221.73


(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the closing price of the Registrant's Common Stock as reported on the Over-the-Counter Bulletin Board (the "OTC-BB") on January 12, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

         See Item 2. below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

         A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 450 South Wagner Road, Ann Arbor, Michigan 48103.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement:

         (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

         (b) Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

         (c)      Registrant's Form 8-K Current Report filed July 3, 2002.

         (d) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 26, 1998 under Section 12 of the Securities Exchange Act of 1934.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "GCL") gives the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Registrant and its stockholders,
(b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The GCL defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Registrant or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Registrant indemnify him against expenses.

         The Registrant's Certificate of Incorporation, as permitted by Delaware law, eliminates the personal liability of the directors and officers to the Registrant or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the Registrant's Certificate of Incorporation and By-Laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Registrant and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Registrant believes that the protection provided by these provisions will help the Registrant attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

   EXHIBIT
   NUMBER    DESCRIPTION OF DOCUMENT

    4.1 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2 (File No. 333-51933), as amended (the "Registration Statement"))

     4.2 Certificate of Amendment dated June 27, 2002 (incorporated herein by reference to Exhibit 3.01 to Registrant's Current Report on Form 8-K filed July 3, 2002)

     4.3 Certificate of Amendment dated January 12, 2004 (incorporated herein)

     4.4     By-Laws of the Company (incorporated herein by reference to Exhibit
             3.2 of the Registrant's Registration Statement)

     4.5     2004 Consultant Stock Plan

     4.6     2004 Stock Option Plan

     5.1     Opinion of Counsel re: legality of securities being registered

    23.1     Consent of Stonefield Josephson, Inc.

    23.2     Consent of Counsel (included in Exhibit 5.1)

ITEM 9. UNDERTAKINGS

       (a)    The undersigned Registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  i. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  ii. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washtenaw County, State of Michigan, on the 21st day of January, 2004.

                                        LEGEND MOBILE, INC.



                                        By:   /s/ Peter Klamka
                                           -------------------------------------
                                              Peter Klamka
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:   January 21, 2004

                                        By:   /s/ Peter Klamka
                                           -------------------------------------
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer
                                           (Principal Executive Officer and
                                           Principal Accounting Officer)

                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER   DESCRIPTION OF DOCUMENTS

    4.1 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2 (File No. 333-51933), as amended (the "Registration Statement")

    4.2 Certificate of Amendment dated June 27, 2002 (incorporated herein by reference to Exhibit 3.01 to Registrant's Current Report on Form 8-K filed July 3, 2002)

    4.3    Certificate of Amendment dated January 12, 2004 (incorporated herein)

    4.4    By-Laws of the Company (incorporated herein by reference to Exhibit
           3.2 of the Registrant's Registration Statement)

    4.5    2004 Consultant Stock Plan

    4.6    2004 Stock Option Plan

    5.1    Opinion of counsel re: legality of securities being registered

   23.1    Consent of Stonefield Josephson, Inc.

   23.2    Consent of Counsel (included in Exhibit 5.1)